UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Red Hat, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26281	06-1364380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 754-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2004, the Board of Directors of Red Hat, Inc. (the “Company”) approved standard forms of award agreements (the “Award Agreements”) to be used for future grants under the Company’s 2004 Long-Term Incentive Plan (the “Plan”).

The Board of Directors approved the following forms of Award Agreement for future grants to the Company’s board of directors: (i) Director Deferred Stock Unit Agreement (Vested) (“Vested DSU”), (ii) Director Deferred Stock Unit Agreement (With Vesting) (“DSU With Vesting”), and (iii) Non-qualified Stock Option Agreement for Directors (“Director NQSO”).

Pursuant to the Vested DSU and DSU With Vesting, recipients of an award will have the right to receive, at the Company’s election, either shares of Company common stock or a cash payment on a specified date in the future or, if earlier, upon the recipient’s death, disability, cessation of service with the Company or a Change in Control (as defined in the applicable agreement) to the extent that the award is vested. DSUs With Vesting vest over a period of years of service or earlier if there is a Change of Control (as defined in the applicable Award Agreement). Except in the event of a Change of Control, if the recipient’s service to the Company ceases for any reason, the units that were not vested on the date of such cessation of service will be forfeited.

Pursuant to the Director NQSO, recipients of an award will receive an option to purchase a certain number of shares of Company’s common stock at a specified price, which stock option will vest over a period of years or, if earlier, or upon a change of control (as defined in the Director NQSO). The specified term of the Director NQSO is five (5) years from the date of grant, however, if the recipient’s service to the Company as a director ceases for any reason other than a Change of Control, any portion of the option that is not vested on the date of such cessation of service will be forfeited.

The Board of Directors approved the following forms of Award Agreement for future grants to executive officers: (i) Non-Qualified Stock Option Agreement for Directors (“Executive NQSO”), and (ii) Restricted Stock Agreement (“RSA”).

Pursuant to the Executive NQSO, recipients of an award will receive an option to purchase a certain number of shares of Company’s common stock at a specified price, which stock option will vest over a period of years. Vesting may be accelerated if the recipient’s service to the Company is terminated by the Company without “Good Cause” (as defined in the Executive NQSO) or by the Executive for “Good Reason” (as defined in the Executive NQSO) within 12 months following a Change of Control (as defined in the Executive NQSO). The specified term of the Executive NQSO is five (5) years from the date of grant, however, if the recipient’s service to the Company ceases for any reason other than a Change of Control, any portion of the option that is not vested on the date of such cessation of service will be forfeited.

Pursuant to the RSA, recipients of an award are granted shares of Company common stock that are subject to vesting over a specified period of years (“Restricted Stock”). Vesting may be accelerated if the recipient’s service to the Company is terminated by the Company without

“Good Cause” (as defined in the RSA) or by the Executive for “Good Reason” (as defined in the RSA) within 12 months following a Change of Control (as defined in the RSA). Pursuant to the RSA, if the recipient’s service to the Company ceases for any reason other than a Change of Control, any portion of the Restricted Stock that is not vested on the date of such cessation of service will be forfeited.

Additionally, in conjunction with the issuance of future equity awards under the Plan pursuant to one or more of the Award Agreements, the Company and its executive officers may enter into an agreement for the Amendment of previously granted equity awards (the “Amendment to Equity Awards”). The Amendment to Equity Awards provides that the Change in Control provision contained in the newly issued Award Agreements will replace any change of control provision that is applicable to such executive’s previous equity awards.

The foregoing description of the Award Agreements and Amendment to Equity Awards does not purport to be a complete summary. Review the Award Agreements and Amendment to Equity Awards, copies of which are attached as exhibits to this current report on Form 8-K, in their entirety for a complete description of the terms and conditions of such agreements.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Form of Director Deferred Stock Unit Agreement (With Vesting)

Exhibit 10.2	Form of Director Deferred Stock Unit Agreement (Vested)

Exhibit 10.3	Form of Non-qualified Stock Option Agreement for Directors

Exhibit 10.4	Form of Non-Qualified Stock Option Agreement for Executives

Exhibit 10.5	Form of Restricted Stock Agreement

Exhibit 10.6	Form of Amendment to Equity Awards of Executive

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED HAT, INC.

Date: December 21, 2004	By:	/s/ Michael R. Cunningham
Michael R. Cunningham

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Director Deferred Stock Unit Agreement (With Vesting)

10.2	Form of Director Deferred Stock Unit Agreement (Vested)

10.3	Form of Non-qualified Stock Option Agreement for Directors

10.4	Form of Non-Qualified Stock Option Agreement for Executives

10.5	Form of Restricted Stock Agreement

10.6	Form of Amendment to Equity Awards of Executive